UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2011

TMX FINANCE LLC

(Exact name of registrant as specified in its charter)

Delaware	333-172244	20-1106313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Bull Street, Suite 200

Savannah, Georgia 31401

(Address of principal executive offices)

(912) 525-2675

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes with Chief Accounting Officer

On July 8, 2011, Brian M. Judge, age 39, was appointed, upon acceptance of his offer letter, Chief Accounting Officer of TMX Finance LLC (the “Company”), effective August 15, 2011. Prior to joining the Company, Mr. Judge served as the Vice President of Accounting and Corporate Controller of Ruth’s Hospitality Group, Inc., a NASDAQ-listed company, from June 2006 to August 2011.

The terms of Mr. Judge’s employment are outlined in an offer letter pursuant to which his base salary initially would be paid at an annual rate of $250,000, increasing to $300,000 on January 1, 2012. Mr. Judge would be eligible to earn an annual bonus equal to 20% of his base salary and a long-term incentive compensation award equal to $250,000 in the aggregate, which would vest in equal annual installments over five years, provided that he remained employed in good standing on each vesting date. In addition, Mr. Judge would be eligible to receive relocation assistance in connection with his proposed move to Savannah, Georgia (which amounts would include payment of packing and moving expenses, a $2,500 monthly temporary housing allowance for up to six months, grossed up for applicable payroll taxes, and a $40,000 payment, net of taxes, upon closing of a home purchase).

The offer letter also indicates that in the event Mr. Judge’s employment with the Company is terminated involuntarily (other than due to death, disability, or termination for cause) during the first six months of employment, he would be entitled to severance payments equal to six months’ base salary and medical reimbursement. In the event of such a termination after the first six months, Mr. Judge would be entitled to severance payments equal to twelve months’ base salary and medical reimbursement. Any severance would be contingent upon execution of a separation agreement including a general release and waiver of claims.

Effective January 6, 2012, the Company and Mr. Judge agreed to end Mr. Judge’s employment with the Company. Donald E. Thomas, the Company’s Chief Financial Officer, will assume the duties and responsibilities of the Chief Accounting Officer on an interim basis while the Company conducts a search for a replacement. Mr. Thomas will continue to serve as the Company’s Chief Financial Officer. The information with respect to Mr. Thomas set forth in the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 16, 2011, under the captions “MANAGEMENT” and “EXECUTIVE COMPENSATION” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMX Finance LLC

Dated: January 12, 2012	By:	/s/ Donald E. Thomas
Donald E. Thomas
Chief Financial Officer